P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	Contact:	Tyler J. Wilcox
September 28, 2026		President and CEO
(740) 373-7737

PEOPLES BANCORP INC. RECEIVES REGULATORY APPROVALS OF ITS MERGER WITH CITIZENS NATIONAL CORPORATION
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (Nasdaq: PEBO), parent company of Peoples Bank, announced today that it has received all necessary regulatory approvals for the merger between Peoples and Citizens National Corporation (“Citizens”) (OTCPK: CZNL), with Peoples as the surviving corporation (the “Merger”), and for the merger between Peoples Bank and Citizens’ wholly owned subsidiary, Citizens Bank of Kentucky, Inc.

The Agreement and Plan of Merger dated as of April 20, 2026, between Peoples and Citizens (the “Merger Agreement”), was approved by Citizens’ shareholders on August 6, 2026.

About Peoples:

Peoples is a diversified financial services holding company that makes available a complete line of banking, trust and investment, insurance, premium financing and equipment leasing solutions through its subsidiaries. Peoples has been headquartered in Marietta, Ohio, since 1902 and has an established heritage of financial stability, growth and community impact. As of June 30, 2026, Peoples had $9.5 billion in total assets, 144 locations, including 127 full-service bank branches in Ohio, Kentucky, West Virginia, Virginia, Washington D.C., and Maryland.
Peoples is a member of the Russell 3000 index of U.S. publicly-traded companies. Peoples offers services through Peoples Bank (which includes the divisions of Peoples Investment Services, Peoples Premium Finance, Peoples Life Premium Finance, and North Star Leasing), Peoples Insurance Agency, LLC, and Vantage Financial, LLC.

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